SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   April 11, 1997
                                                        -----------------

                      Public Storage Properties XIV, Inc.
                      -----------------------------------
            (Exact name of registrant as specified in its charter)

         California                   1-10792           95-4300884
         ----------                   -------           ----------
      (State or other juris-        (Commission       (IRS Employer
      diction of incorporation)     File Number)    Identification No.)

      701 Western Avenue, Glendale, California          91203-1241
      -------------------------------------------       ----------
        (Address of principal executive office)         (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

   Item 2.   Acquisition or Disposition of Assets.
             -------------------------------------

         On April 11, 1997, Registrant was merged into Public Storage,
   Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization dated as of December 5, 1996. In the merger, (a) the Registrant's outstanding Common Stock Series A (2,263,218 shares) was converted as follows:
   208,033 shares of the Registrant's Common Stock Series A owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series A (2,055,185 shares) was converted into an aggregate of approximately
   (i) 1,169,000 shares of PSI common stock (at the rate of 0.729 shares of PSI common stock for each share of the Registrant's Common Stock Series A) and (ii) $9,497,142 in cash (at the rate of $20.98 per share of the Registrant's Common Stock Series A); and (b) the Registrant's outstanding Common Stock Series B (232,762 shares) and Common Stock Series C (659,494 shares) was converted as follows: 218,616 shares of the Registrant's Common Stock Series B and 623,058 shares of the Registrant's Common Stock Series C owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series B (14,146 shares) and Common Stock Series C (36,436 shares) was converted into an aggregate of 28,425 shares of PSI common stock (at the rate of 0.562 shares of PSI common stock for each share of the Registrant's Common Stock Series B and Common Stock Series C). The amounts set forth above exclude, in each case, a liquidating cash distribution of $.84 per share of the Registrant's Common Stock Series A and Common Stock Series B.

   Item 7.   Financial Statements and Exhibits.

             (a)   Financial Statements.

                   None.

             (b)   Exhibits.

                   (1) Agreement and Plan of Reorganization among PSI, Registrant and Public Storage Properties XV, Inc. dated as of December 5, 1996. Filed with PSI's registration statement on Form S-4 (File No. 333-22665) and incorporated herein by reference.

                               SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PUBLIC STORAGE PROPERTIES XIV, INC.


                                    By:  /S/ OBREN B. GERICH
                                         -------------------
                                         Obren B. Gerich
                                         Vice President

   Date:  April 18, 1997